Exhibit 99.2

BPZ Energy Announces $88 Million Registered Direct Offering of Common Stock

On Thursday June 25, 2009, 4:53 pm EDT

HOUSTON—(BUSINESS WIRE)—BPZ Resources, Inc. (NYSE Amex:BPZ) announced today that it entered into definitive agreements to sell 18.8 million shares of its common stock at $4.66 per share in a registered direct offering. The transaction is expected to close on or about June 30, 2009, subject to customary closing conditions.

BPZ Resources intends to use the net proceeds from this offering primarily to fund the ongoing oil development in the Corvina and Albacora oil fields in the Company’s offshore Block Z-1, a second platform for the Corvina field, certain capital expenditures needed to meet obligations related to the license contracts in the Company’s Blocks XIX, XXII and XXIII, and general corporate purposes consistent with the Company’s operating plan as described in its public filings. Canaccord Adams Inc. acted as lead placement agent for the offering along with Pritchard Capital Partners, LLC, and Raymond James and Associates, Inc. In addition, Rodman & Renshaw, LLC, and Wunderlich Securities, Inc. assisted as agents in the transaction.

A shelf registration statement relating to these securities was previously filed and declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful. A copy of the base prospectus and prospectus supplement (once filed) can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or via written request to BPZ Resources at Two Westlake, 580 Westlake Park Boulevard, Suite 525, Houston, TX 77079, Attention: Investor Relations.

About BPZ Energy

Houston based BPZ Energy is an oil and gas exploration and production company which has exclusive license contracts for oil and gas exploration and production covering approximately 2.4 million acres in four properties in northwest Peru. It also owns a ten percent working interest in a producing property in southwest Ecuador. The Company is currently executing the development of the Corvina oil discovery, the redevelopment of the Albacora oil field, and the exploration of Blocks XIX, XXII and XXIII, in parallel with the execution of a gas-to-power project for sale of electric power in Peru and the development of a regional gas marketing strategy. The Company’s website at www.bpzenergy.com provides additional information about the Company’s plans, including photographs and other information with respect to its operations.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as “expect,” “anticipate,” “estimate,” “believes,” “plans” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially including, among other things, the success of our financing effort, including statements related to the proposed offering, securing sufficient commitments, final documentation and execution of debt financing documents with IFC and Natixis, use of proceeds, accuracy of well test results, satisfaction of well test period requirements, well refurbishment efforts, successful production of indicated reserves, and the successful management of our capital development project and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements.